Exhibit 99.1

NEWS FROM ARCH COAL FOR IMMEDIATE RELEASE Investors: Charles Dayton 314/994.2912

Arch Coal, Inc. Announces One-For-Ten Reverse Stock Split

ST. LOUIS, July 20, 2015 — Arch Coal, Inc. (“Arch”) (NYSE:ACI) today announced a one-for-ten reverse stock split of Arch’s common stock.  Arch’s stockholders granted authority to the Arch Board of Directors to effect this reverse stock split at the company’s annual meeting of stockholders on April 23, 2015.  The reverse stock split is expected to take place after market close on July 27, 2015 (the “Effective Time”).  It also is expected that Arch’s common stock will begin trading on a split-adjusted basis on the New York Stock Exchange (“NYSE”) at the market open on July 28, 2015.

At the Effective Time, every ten issued and outstanding shares of Arch’s common stock, as well as treasury shares, will be converted into one share of Arch’s common stock.  While Arch’s common stock will continue to trade on the NYSE under the symbol “ACI,” it will have a new CUSIP number following the effectiveness of the reverse stock split.  The reverse stock split will not modify any rights or preferences of Arch’s common stock.  The reverse stock split is intended to increase the market price per share of Arch common stock to allow Arch to maintain the listing of its common stock on the NYSE.

As a result of the reverse stock split, the number of outstanding shares of Arch’s common stock will be reduced from approximately 213 million to approximately 21.3 million.  No fractional shares will be issued in connection with the reverse stock split.  Instead, stockholders who otherwise would receive fractional shares will receive, in lieu of such fractional shares, an amount of cash based on the volume weighted average price of Arch’s common stock for the date of the Effective Time.  Holders of Arch’s common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split.  Stockholders of record will be receiving information from American Stock Transfer & Trust Company, LLC, Arch’s transfer agent, regarding their stock ownership post-split.  All other questions can be directed to the transfer agent, American Stock Transfer & Trust Company, LLC, who can be reached at (877) 248-6417 or (718) 921-8317.

U.S.-based Arch Coal, Inc. is one of the world’s top coal producers for the global steel and power generation industries, serving customers on five continents.  Its network of mining complexes is the most diversified in the United States, spanning every major coal basin in the nation.  Arch controls more than 5 billion tons of high-quality metallurgical and thermal coal reserves, with access to major railroads, inland waterways and a growing number of seaborne trade channels. For more information, visit www.archcoal.com.

Forward-Looking Statements:  This press release contains “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to varying degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from many other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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